As filed with the Securities and Exchange Commission on November 22, 2024

Registration No. 333-280448

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT ON FORM S-8

TO REGISTRATION STATEMENT ON FORM S-4
under
THE SECURITIES ACT OF 1933

CONOCOPHILLIPS

(Exact name of registrant as specified in its charter)

Delaware	01-0562944
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

925 N. Eldridge Parkway, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

Marathon Oil Corporation 2019 Incentive Compensation Plan

(Full title of the Plan)

Kelly B. Rose

Senior Vice President, Legal, General Counsel and Corporate Secretary

ConocoPhillips

925 N. Eldridge Parkway

Houston, Texas 77079

(281) 293-1000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

ConocoPhillips (the “Company” or “ConocoPhillips”) hereby amends its original registration statement on Form S-4 (File No. 333-280448) filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 24, 2024, as amended by the pre-effective Amendment No. 1 thereto filed with the Commission on July 17, 2024 (the “Form S-4”), which such registration statement the Commission declared effective on July 26, 2024, by filing this Post-Effective Amendment No. 1 on Form S-8 (this “Post-Effective Amendment” and together with the Form S-4, this “Registration Statement”).

The Company filed the Form S-4 in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of May 28, 2024 (the “Merger Agreement”) among the Company, Puma Merger Sub Corp. (“Merger Sub”), a wholly owned subsidiary of the Company, and Marathon Oil Corporation (“Marathon Oil”), pursuant to which, effective as of November 22, 2024, Merger Sub merged with and into Marathon Oil (the “Merger”), and Marathon Oil continued as the surviving corporation and a subsidiary of the Company.

At the effective time of the Merger, each outstanding restricted stock unit award of Marathon that vested solely based on service (other than any granted to a non-employee director) (the “Marathon Awards”) was cancelled and converted into a corresponding number of restricted stock units with the right to receive a number of shares of ConocoPhillips common stock in accordance with the terms of the Merger Agreement. The Marathon Awards were originally granted under the Marathon Oil Corporation 2019 Incentive Compensation Plan.

This Post-Effective Amendment is being filed for the purpose of amending the Form S-4 with respect to up to 2,251,879 shares of ConocoPhillips common stock issuable pursuant to the Merger Agreement in connection with the Marathon Awards. All such shares were previously registered on the Form S-4 but will be subject to issuance pursuant to this Registration Statement.

Part I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 15, 2024;

•	the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 (filed with the Commission on May 2, 2024), June 30, 2024 (filed with the Commission on August 1, 2024) and September 30, 2024 (filed with the Commission on October 31, 2024);

•	the Company’s Current Reports on Form 8-K filed with the Commission on February 15, 2024, May 16, 2024, May 29, 2024, July 2, 2024, July 12, 2024 and September 3, 2024 (excluding any portions of such reports that were furnished and not filed); and

•	any description of shares of ConocoPhillips common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement (other than any such documents or portions thereof that are furnished rather than filed), and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the securities offered pursuant to this Registration Statement has been passed on by Kelly B. Rose, Senior Vice President, Legal, General Counsel and Corporate Secretary of the Company. Ms. Rose is regularly employed by ConocoPhillips, participates in various employee benefit plans of ConocoPhillips under which she may receive shares of ConocoPhillips common stock, restricted stock units or options to purchase shares of ConocoPhillips common stock, and currently beneficially owns less than 1% of the outstanding shares of ConocoPhillips common stock.

Item 6.	Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions, (iv) any transaction from which the director derived an improper personal benefit or (v) an officer in any action by or in right of the corporation. The Company’s certificate of incorporation provides that, to the fullest extent of Delaware law, no director of the Company shall be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director.

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (i) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (ii) in the case of a criminal proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the Company’s certificate of incorporation or the Company’s By-Laws, a vote of stockholders or disinterested directors, agreement or otherwise.

Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

The Company’s By-Laws provide for the indemnification and advancement of expenses of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was a director or officer of the Company serving as an officer, director, employee or agent of any other enterprise at the request of the Company to the fullest extent permitted under applicable law. The Company will not indemnify a director or officer who commences any proceeding (except for proceedings to enforce rights of indemnification), unless the commencement of that proceeding was authorized or consented to by the Company’s board.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Amended and Restated Certificate of Incorporation of ConocoPhillips, dated May 14, 2008 (incorporated by reference herein to Exhibit 3.1 to ConocoPhillips’ Quarterly Report on Form 10-Q filed with the SEC on July 30, 2008, File No. 001-32395).

4.2	Second Amended and Restated By-Laws of ConocoPhillips, as amended and restated as of May 16, 2023 (incorporated by reference herein to Exhibit 3.1 to ConocoPhillips’ Current Report on Form 8-K filed with the SEC on May 18, 2023, File No. 001-32395).

4.3	Marathon Oil Corporation 2019 Incentive Compensation Plan (incorporated by reference herein to Appendix A to Marathon Oil Corporation’s definitive proxy statement on Schedule 14A filed with the SEC on April 14, 2019; File No. 001-05153)

5.1	Opinion of Kelly B. Rose, Senior Vice President, Legal, General Counsel and Corporate Secretary of ConocoPhillips.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of DeGolyer and MacNaughton.*

23.3	Consent of Kelly B. Rose, Senior Vice President, Legal, General Counsel and Corporate Secretary of ConocoPhillips (included in Exhibit 5.1).*

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 of ConocoPhillips’ Registration Statement on Form S-4, filed with the Commission on June 24, 2024 (File No. 333-280448)).

*	Filed herewith

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in a “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; provided

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 22, 2024.

CONOCOPHILLIPS

By:	/s/ Kelly B. Rose
Name: Kelly B. Rose
Title: Senior Vice President, Legal, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form S-8 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on this November 22, 2024.

Signature	Title

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Ryan M. Lance

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
William L. Bullock, Jr.

*	Vice President, Controller and General Tax Counsel (Principal Accounting Officer)
Christopher P. Delk

*	Director
Dennis V. Arriola

/s/ Nelda J. Connors	Director
Nelda J. Connors

*	Director
Gay Huey Evans

*	Director
Jeffrey A. Joerres

*	Director
Timothy A. Leach

*	Director
William H. McRaven

Signature	Title

*	Director
Sharmila Mulligan

*	Director
Arjun N. Murti

*	Director
Robert A. Niblock

*	Director
David T. Seaton

*	Director
R.A. Walker

* Kelly B. Rose, by signing her name hereto, does hereby sign this Post-Effective Amendment on Form S-8 to the Registration Statement on Form S-4 on behalf of the directors and officers of the registrant above whose name asterisks appear, pursuant to powers of attorney duly executed by such directors and filed with the Commission.

By:	/s/ Kelly B. Rose
Kelly B. Rose
Senior Vice President, Legal, General Counsel and Corporate Secretary